SPONSOR PLEDGE AND SECURITY AGREEMENT

                  This SPONSOR PLEDGE AND SECURITY AGREEMENT, dated as of October 31, 2000 (as amended, supplemented, restated or otherwise modified, this "AGREEMENT"), between MAGNUM TELECOM LIMITED, a British Virgin Islands company (the "GRANTOR") in favor of THE CHASE MANHATTAN BANK, as Collateral Agent (the "COLLATERAL AGENT") under the Collateral Agency and Intercreditor Agreement (as defined below)forthe benefit of the Secured Parties thereunder.

                                    RECITALS:

                  WHEREAS, reference is made to (i) that certain Common Terms Agreement, dated as of October 31, 2000 (as amended, modified and supplemented from time to time, the "COMMON TERMS AGREEMENT"), by and among Global Village Telecom Ltda. ("GVT"), GVT Holding Ltda. ("GVT (BRAZIL)"), Global Village Telecom (Holland) B.V. ("GVT (HOLLAND)"), GVT (Holding) N. V. ("GVT (ANTILLES)"), Nortel Networks Limited ("NORTEL"), as Agent for itself (in such capacity, together with its successors in such capacity, the "NORTEL FACILITY AGENT") and as initial purchaser under the Nortel Note Purchase Agreement, together with the other purchasers from time to time party thereto (the "NORTEL PURCHASERS"), ECI Telecom Ltd ("ECI"), as Agent for itself (in such capacity, together with its successors in such capacity, the "ECI FACILITY AGENT") and as initial purchaser under the ECI Note Purchase Agreement, together with the other purchasers from time to time party thereto (the "ECI PURCHASERS"), Harris Corporation ("HARRIS"), as Agent for itself (in such capacity, together with its successors in such capacity, the "HARRIS FACILITY AGENT") and as initial purchaser under the Harris Note Purchase Agreement, together with the other purchasers from time to time party thereto (the "HARRIS PURCHASERS"), and the Collateral Agent; (ii) that certain Capital Contribution Agreement, dated as of October 31, 2000 (as amended, modified and supplemented from time to time, the "CAPITAL CONTRIBUTION AGREEMENT"), by and among GVT, GVT (Brazil), GVT (Holland), GVT (Antilles), the Sponsors, the Facility Agents and the Collateral Agent; and (iii) that certain Note Repurchase Agreement, dated as of October 31, 2000 (as amended, modified and supplemented from time to time, the "NOTE REPURCHASE AGREEMENT") by and among GVT, the Committed Sponsors, the Facility Agents and the Collateral Agent; and

                  WHEREAS, the Grantor is a Committed Sponsor and, as required pursuant to Section 5.01 of the Capital Contribution Agreement, the Grantor is required to secure its obligations under the Capital Contribution Documents as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

                  SECTION 1.1 DEFINITIONS. (a) As used in this Agreement the following terms shall have the following meanings:

                  "AGENT" shall have the meaning given thereto in the Collateral Agency and Intercreditor Agreement.

                  "AGREEMENT" shall have the meaning set forth in the preamble.

                  "APPLICABLE VALUE" shall mean each of the Collateral Value and the Delivery Amount.

                  "CAPITAL CONTRIBUTION AGREEMENT" shall have the meaning set forth in the first recital.

                  "CASH" means immediately available cash funds in Dollars.

                  "CASH COLLATERAL ACCOUNT" shall mean account number C42677E Magnum Pledge Account (GVT)with The Chase Manhattan Bank, 450 West 33 rd Street, New York, NY 10001 in the name of the Collateral Agent and subject to the terms of the Cash Collateral Account Agreement. Such account may be a "Chase Cash Escrow."

                  "CASH COLLATERAL ACCOUNT AGREEMENT" shall mean the Cash Collateral Account Control Agreement dated as of October 31, 2000 between the Grantor and the Collateral Agent, in Substantially the form of Exhibit B attached hereto, which may be amended pursuant to the terms thereof and the Collateral Agency and Intercreditor Agreement (with the consent, or instruction, of the Required Holders thereunder).

                  "CLOSING PRICE" shall mean, as of any Valuation Date, with respect to any Posted Securities, the closing bid price of such securities on the Business Day immediately preceding such Valuation Date as quoted or obtained from or supplied by a Pricing Service.

                  "COLLATERAL" shall have the meaning set forth in Section 2.1.

                  "COLLATERAL ACCOUNTS" shall mean the Cash Collateral Account, the Collateral Securities Account and any other account in the name of the Collateral Agent pursuant to a Collateral Document.

                  "COLLATERAL DOCUMENT" shall mean, each of the Cash Collateral Account Agreement, the Collateral Securities Account Agreement and any other agreement or document in form and substance reasonably satisfactory to the Collateral Agent and each of the Facility Agents in which Collateral may be held, controlled or deposited and in which (together with the Collateral) the Collateral Agent shall have a valid, first priority perfected security interest (which in the case of any cash, deposit account or securities account shall include the Collateral Agent having both sole dominion and control over such account (within the meaning of the common law) and "control" (as defined in Section 9-104 of Revised Article 9)).

                  "COLLATERAL SECURITIES ACCOUNT" shall mean securities account number C42677E Magnun Pledge Account (GVT) with the Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, in the name of the Collateral Agent and subject to the terms of the Collateral Securities Account Agreement.

                  "COLLATERAL SECURITIES ACCOUNT AGREEMENT" shall mean the Securities Account Control Agreement dated as of October 31, 2000 between the Grantor, the Securities Intermediary and the Collateral Agent, in substantially the form of Exhibit A attached hereto, which may be amended pursuant to the terms thereof and the Collateral Agency and Intercreditor Agreement (with the consent, or instruction, of the Required Holders thereunder).

                  "COLLATERAL VALUE" shall have the meaning set forth in Section 3.1(a).

                  "COMMON TERMS AGREEMENT" shall have the meaning set forth in the first recital.

                  "DELIVERY AMOUNT" shall have the meaning set forth in Section 3.1(c).

                  "DOLLARS" shall mean lawful money of the United States of America.

                  "DOLLAR EQUIVALENT" shall mean, as of any Valuation Date, the amount of Dollars which could be purchased with the amount of Euros involved in such computation at the spot exchange rate therefor as quoted by The Chase Manhattan Bank (or any other bank acceptable to the Required Holders in their sole discretion) as of 11: 00 A. M. (Paris time) on the date two (2) Business Days prior to such Valuation Date.

                  "EURO" shall mean the single currency of the participating member states of the European Union.

                  "EURO COLLATERAL VALUE" shall mean, with respect to any Posted Securities having a value in, and traded in, Euros, as of any Valuation Date, an amount expressed in Euros equal to (x) the number of shares or units of such securities constituting Posted Securities multiplied by (y) the Closing Price of such security with respect to such Valuation Date.

                  "EURO EQUIVALENT " shall mean, as of any Valuation Date, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by The Chase Manhattan Bank (or any other bank acceptable to the Required Holders in their sole discretion) as of 11:00 a.m. (New York time) on the date two Business Days prior to such Valuation Date.

                  "EXCHANGE FACTOR" shall mean (a) at any time when no Default or Event of Default and no SPA Default or SPA Event of Default shall have occurred and is continuing, 99%, and (b) at any other time, 95%.

                  "ISSUER"   shall  mean  each  issuer  of  the  capital   stock
constituting the Posted Securities.

                  "GRANTOR" shall have the meaning set forth in the preamble.

                  "LETTER  OF  CREDIT"  means  any   unconditional   irrevocable
stand-by letter of credit which:

         (i) has been issued by either (A) any of the banks listed on Schedule 1.1(e) of the Common Terms Agreement, as such list may be modified from time to time by the Collateral Agent at the direction of the Required Purchasers, or (B) any other commercial bank acceptable to the Required Purchasers in their reasonable judgment (subject to any internal credit policies of any Purchaser);

         (ii) provides (A) the Grantor (or any Affiliate of the Grantor other than a GVT Party) as the account party, and (B) the Collateral Agent as beneficiary thereof for the benefit of the Secured Parties;

         (iii) has a maturity or expiration date at least 364 days from the date of issuance and shall contain automatic renewal provisions for at least an additional 364 days;

         (iv) provides that the issuer of such letter of credit shall be required to notify the Company and the Collateral Agent not earlier than ninety
(90) days, and not later than sixty (60) days, prior to the stated expiration or maturity of such letter of credit and whether such issuer has irrevocably and unconditionally renewed such letter of credit or issued a new or replacement letter of credit;

         (v) unless otherwise agreed by the Collateral Agent at the direction of the Required Purchasers, shall be governed by the Uniform Customs and Practice for Documentary Letters of Credit (the "Uniform Customs "), and to the extent not addressed by the Uniform Customs, governed by New York law, and will contain an express waiver of Section 5-112 of New York Uniform Commercial Code (or any similar or replacement provision therefor);

         (vi) provides that upon presentation of a drawing certificate at the issuer's office or branch in New York, New York, the proceeds of such letter of credit shall be in Dollars and paid within one (1) Business Day to, or as directed by, the Collateral Agent for the benefit of the Secured Parties, which drawing certificate shall state that either (A) an SPA Event of Default has occurred and is continuing, or (B) the Grantor has failed to cause the applicable Letter of Credit to be renewed or replaced by another Letter of Credit or other Collateral at least thirty (30) days prior to the stated maturity or expiration thereof; and

         (vii) shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and each of the Facility Agents.

                  "MINIMUM VALUE" means, as of any Valuation Date, the amount in Dollars set forth opposite such time to time in accordance with Section 3.5.

                  "NOTE REPURCHASE AGREEMENT" shall have the meaning set forth in the first recital.

                  "NOTIFICATION TIME" shall mean, with respect to any day, 1:00 p.m., New York time, on such day.

                  "ORGANIZATIONAL DOCUMENTS" shall mean the bylaws, articles of association and other charter documents of each Issuer.

                  "PARTIAL RELEASE" shall mean a partial release delivered by the Collateral Agent in substantially the form of Exhibit C attached hereto.

                  "PERMITTED RELEASE VALUE" means for any Valuation Date an amount equal to 110% of the Minimum Value.

                  "PLEDGE SUPPLEMENT" shall mean a pledge supplement delivered by the Grantor to the Collateral Agent in substantially the form of Exhibit D attached hereto.

                  "POSTED  SECURITIES"  shall  mean  the  sum of  all  Qualified
Securities that have been Transferred to the Collateral Securities Account or the Collateral Agent pursuant to a Pledge Supplement and all proceeds thereof.

                  "PRICING SERVICE" shall mean any of (a) the Bloomberg service; or (b) if the service listed in subsection (a) above in not available, the "Exshare" service provided by Extel; or (c) if neither one of the services listed in subsections (a) and (b) above is available, any other pricing service approved by the Required Holders under the Collateral Agency and Intercreditor Agreement.

                  "QUALIFIED SECURITIES" shall mean (a) at any time, the shares of voting common stock of any corporation whose shares are registered with the SEC and publicly traded for Dollars and freely transferable on an internationally recognized stock exchange in the United States of America, such shares shall not constitute (i)greater than 4.9% of the total issued and outstanding shares of such corporation, (ii) "restricted securities" for purposes of Rule 144 of the Rules and Regulations under the Securities Act of 1933, as amended, and (iii) together with all other such shares beneficially owned by the Grantor, greater than 9.9% of the total issued and outstanding shares of such corporation, and (b) the Shares listed on Schedule A attached hereto as of the date hereof.

                  "RELEASE AMOUNT" shall have the meaning set forth in Section 3.1(c).

                  "RELEASE CONDITION" shall mean, with respect to any Valuation Date, on each of the two (2) Valuation Dates immediately preceding such Valuation Date, the Collateral Value on each such prior Valuation Date shall have been greater than or equal to the Permitted Release Value.

                  "REQUIRED HOLDERS" shall have the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

                  "REQUIRED VALUE" means for any Valuation Date an amount equal to 105% of the Minimum Value.

                  "REVISED  ARTICLE  9" shall  mean the  1999  Official  Text of
Article 9 of the Uniform Commercial Code with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8.

                  "SECURED  OBLIGATIONS"  shall  have the  meaning  set forth in
Section 2.1.

                  "SECURED PARTIES" shall have the meaning given thereto in the Collateral Agency and Intercreditor Agreement.

                  "SPA DEFAULT" shall mean any condition or event that, with the giving of notice or lapse of time or both, would become a SPA Event of Default.

                  "SPA EVENT OF DEFAULT" means the failure of the Grantor to pay or perform any of its obligations under any of the Capital Contribution Documents.

                  "TRANSFER" shall mean with respect to any Posted Securities, Cash or Letter of Credit, and in accordance with the instructions of the Collateral Agent or the Grantor (solely in the case of a Partial Release), as applicable:

                  (a) in the case of certificated securities that cannot be paid or delivered by bookentry, actual payment or delivery in appropriate physical form to the Collateral Agent or the appropriate Collateral Account (or, in the case of a Partial Release, to the Grantor or its agent designated pursuant to Section 3.3 or its account as designated in writing) accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

                  (b) in the case of securities that can be paid or delivered by book-entry, the transfer of such securities to the Collateral Securities Account and the registration thereof in the name of the Collateral Agent (or, in the case of a Partial Release, delivery by the Grantor of written instructions to the Collateral Agent to transfer such securities to its designated recipient or its account as designated in writing, with a copy of such instructions to such recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient);

                  (c) in the case of Cash, payment or delivery by wire transfer of Cash into the Cash Collateral Account (or, in the case of a Partial Release, into the account specified in writing by the Grantor); and

                  (d) in the case of a Letter of Credit, by delivery of such Letter of Credit to the Collateral Agent;

provided,  that in the case of any transfer contemplated in clauses (a), (b) and
(c) above to the Collateral Agent or any Collateral Account, such transfer shall only be a "Transfer" if the Collateral Agent shall have a valid, first priority perfected security interest in the applicable securities or Cash.

                  "TRANSFER DATE" shall mean the date occurring three (3) Business Days after any Valuation Date.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                  "VALUATION DATE" shall mean (a) Closing Date, and (b) thereafter, the 15th day and the last day of each calendar month commencing November 15, 2000 or if such date is not a Business Day, the first Business Day immediately preceding such date; provided , that for purposes of calculating the Minimum Value, Valuation Date shall mean the 15th day and the last day of each calendar month regardless of whether such day is a Business Day.

                  (b) Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Capital Contribution Agreement or, if not defined therein, in the Common Terms Agreement. All other capitalized terms used herein and not otherwise defined herein, in the Capital Contribution Agreement or the Common Terms Agreement, shall have the meanings ascribed thereto in the UCC or the Revised Article 9.

                  SECTION 1.2 INTERPRETATION. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other of the UCC shall any Article of the UCC.

SECTION 2.        GRANT OF SECURITY; GRANTOR REMAINS LIABLE

                  SECTION 2.1 GRANT OF SECURITY. The Grantor hereby grants, assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all Posted Securities, the Collateral Securities Account, all Cash deposited in or credited to the Cash Collateral Account, the Cash Collateral Account Agreement, all other property and assets in any other Collateral Accounts, any other Collateral Documents, the proceeds of each Letter of Credit and all income, profits, dividends, distributions and any other amounts received in respect thereof (whether in cash, property or assets, including any securities) and all proceeds of all of the foregoing (collectively, the "COLLATERAL") to secure, and the Posted Securities and such other Collateral shall be collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations of the Grantor under the Capital Contribution Documents (the "SECURED OBLIGATIONS").

                  SECTION  2.2  GRANTOR  REMAINS  LIABLE.  (a)   Notwithstanding
anything to the contrary:

                  (i) the Grantor shall remain liable under the Organizational Documents relating to the Posted Securities, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

                  (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the Organizational Documents; and

                  (iii) the Collateral Agent shall not have any obligation or liability under the Organizational Documents relating to the Posted Securities, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  (b) Neither the Collateral Agent nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any or all of the obligations or liabilities under the Organizational Documents relating to the Posted Securities, unless the Collateral Agent or any such purchaser otherwise expressly agrees in writing to assume any or all of said obligations.

SECTION 3.        COLLATERAL

                  SECTION 3.1 VALUATION. (a) On each Valuation Date, the Collateral Agent shall determine the value of the Collateral subject to Section 3.1(b), as follows:

                  (i) with respect to any security, by multiplying the number of shares or units of such security constituting Posted Securities by the Closing Price of such security with respect to such Valuation Date;

                  (ii) with respect to Cash, the amount of Cash on deposit in the Cash Collateral Account in immediately available funds on such Valuation Date; and

                  (iii) with respect any Letter of Credit, the amount available to be drawn under such Letter of Credit.

The Collateral Agent shall determine the aggregate value of all Collateral by adding the aggregate amounts described in clauses (i), (ii) and (iii)above with respect to such Collateral (such sum, the "Collateral Value").

                  (b) Each of the Collateral Value, the Delivery Amount and the Release Amount and each of the Minimum Value, the Permitted Release Value and the Required Value shall be in Dollars or, solely to the extent provided in this
Section 3.1(b), in Dollar Equivalent. All Collateral shall be in, have a value in, or be traded in, in Dollars; provided , that solely with respect to the Posted Securities listed on Schedule A attached hereto as of the date hereof, the portion of the Posted Securities thereon as being traded on the Paris Stock Exchange, such Posted Securities may have a value in, and be traded in, Euros. For purpose of determining the Applicable Value of any securities having a value in, and traded in, Euros, such Posted Securities shall be deemed to be equal to
(x) the Dollar Equivalent of the Euro Collateral Value of such securities, multiplied by (y) the applicable Exchange Factor. For purpose of determining the Release Amount of any securities having a value in, and traded in, Euros, such securities shall be deemed to be equal to the Dollar Equivalent of the Euro Collateral Value of such securities.

                  (c) Upon determining the Collateral Value of the Collateral on any Valuation Date, the Collateral Agent shall determine the following amounts on such Valuation Date:

                  (i) if the Collateral Value shall be less than the Required Value, an amount equal to (the "DELIVERY AMOUNT") (x) the Required Value minus (y) the Collateral Value;

                  (ii) if the Collateral Value shall be greater than or equal to the Permitted Release Value on such Valuation Date, an amount equal to (the "RELEASE AMOUNT") (A) in the event that the Release condition shall have been satisfied, the sum of (x) the Collateral Value minus
         (y) the Required Value or (B) in the event that the Release Condition shall not have been satisfied, the sum of (x) the Collateral Value minus (y) the Permitted Release Value; and

                  (iii) if the Collateral Value shall be (x) equal to or greater than the Required Value and (y) less than the Permitted Release Value, the Delivery Amount shall be equal to zero and the Release Amount shall be equal to zero.

                  (d) On or prior to the Notification Time on each Valuation Date, the Collateral Agent shall notify the Grantor and each Agent in accordance with the provisions of the Collateral Agency and Intercreditor Agreement of the Collateral Value and the Delivery Amount (if any) or the Release Amount (if any) by delivering a valuation certificate to each such Person in substantially the form attached hereto as Exhibit E.

                  (e) The Grantor shall be deemed, on each Valuation Date, to represent and warrant that (i) each of the representations and warranties of the Grantor herein are true, correct and complete as of such Valuation Date (except to the extent relating to another specific date), and it is in compliance with of its agreements and covenants set forth in this Agreement.

                  (f) The Grantor shall have entered into the Collateral Securities Account Agreement, the Cash Collateral Account Agreement and any other Collateral Document reasonably required by the Required Purchasers.

                  SECTION 3.2 GRANT OF COLLATERAL. (a) On or prior to the Closing Date, the Grantor shall have Transferred any combination of Qualified Securities, Cash and Letters of Credit to the Collateral Agent or any Collateral Account having a Collateral Value equal to at least the Required Value and shall have delivered a Pledge Supplement pledging all such Qualified Securities, Cash and Letters of Credit as Collateral and the Collateral Agent shall have a valid, first priority perfected security interest in all such Collateral.

                  (b) No later than 11:00 a.m. New York time on each Transfer Date, the Grantor shall promptly Transfer any combination of Qualified Securities, Cash and Letters of Credit to the Collateral Agent or any Collateral Account having a Collateral Value as of the applicable Valuation Date at least equal to the Delivery Amount and shall have delivered a Pledge Supplement pledging all such Qualified Securities, Cash and Letters of Credit as Collateral and the Collateral Agent shall have a valid, first priority perfected security interest in all such Collateral and such Transfer shall have been fully effected by no later than 2:00 p.m. (New York Time), on such Transfer Date.

                  (c) The Grantor agrees that at all times with respect to any Collateral it shall comply with the provisions of this Section 3.2(c). With respect to any Posted Securities that are represented by a certificate or that is an "instrument" (other than any Posted Securities credited to a Collateral Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. In addition to the foregoing, if any Issuer of any Posted Securities is located in a jurisdiction outside of the United States, the Grantor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. All Posted Securities which are not represented by a certificate or which are not "instruments" shall be registered in the name of the Collateral Agent or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to the Grantor, to exchange any certificates or instruments representing any Posted Securities for certificates or instruments of smaller or larger denominations. At any time while a Default, Event of Default, SPA Default or SPA Event of Default shall have occurred and is continuing, all income, profits, dividends, distributions and any other amounts received in respect of any Collateral and the proceeds of any Collateral shall be held by the Collateral Agent for the benefit of the Secured Parties pursuant to any applicable Collateral Document or shall be deposited or Transferred to any applicable Collateral Account.

                  SECTION 3.3 RELEASE OF COLLATERAL. If the Release Amount shall be greater than zero and no SPA Default or SPA Event of Default shall have occurred and be continuing, no later than 11:00 a.m. New York time on the Transfer Date with respect to any Valuation Date the Grantor may request that the Collateral Agent release any combination of Posted Securities and Cash held in a Cash Collateral Account having a Collateral Value as of the applicable Valuation Date in an amount not to exceed such Release Amount and the Collateral Agent shall effect such Transfer and deliver a Partial Release no later than 2:00 p.m. (New York time) on the date occurring three (3) Business Days after such Transfer Date in respect thereof. The release of any Collateral subject to a Partial Release requiring the physical delivery of such Collateral to the Grantor or its agent shall be made to the Grantor or its agent specifically designated in writing by the Grantor for receipt thereof in New York, New York and the Grantor agrees that either it or such agent shall be available in New York to accept such delivery and that until such time as the Grantor or such agent is not so available, the Collateral Agent shall have no obligations to Transfer such Collateral to the Grantor.

                  SECTION 3.4 [RESERVED]

                  SECTION 3.5 MINIMUM VALUES. The Minimum Values set forth on Schedule B attached hereto are intended to be an amount equal, as of any Valuation Date, to the aggregate amount of the Scheduled Sponsor Contribution Amounts of the Grantor under the Capital Contribution Agreement during the twelve (12) month period following such date. If the Scheduled Sponsor
Contribution Amounts of the Grantor under the Capital Contribution Agreement shall have been reduced by any Sponsor Reduction Amount in accordance with
Section 2.02 of the Capital Contribution Agreement, the Grantor may deliver notice thereof to the Collateral Agent, each of the Facility Agents and the Company and such notice shall also specify the aggregate amount of the applicable Reduction Amount and have attached thereto a proposed replacement Schedule B. Upon receipt by the Collateral Agent of a certificate of the Grantor confirming the aggregate amount of the Sponsor Reduction Amount and confirmation from each of the Facility Agents (which confirmation or rejection shall be delivered promptly be each Facility Agent) that the proposed replacement Schedule B is correct, replacement Schedule

B attached hereto shall thereupon be amended and restated as set forth in the proposed Schedule B.

                  SECTION 3.6 COLLATERAL AGENT DETERMINATIONS. Each of the Grantor and the Collateral Agent agrees that all determinations and calculations of any Collateral Value shall be final and conclusive absent manifest error.

SECTION 4.        REPRESENTATIONS AND WARRANTIES; COVENANTS.

                  SECTION 4.1 GENERALLY.

                  (a) The Grantor hereby represents and warrants, as of the date of this Agreement and as of each Valuation Date, that:

                  (i) it is the legal and beneficial owner of the Posted Securities and the Shares listed on Schedule A hereto, free and clear of all liens, encumbrances, rights or claims of other Persons and Posted Securities are fully paid and non-assessable and constitutes the number of issued and outstanding shares or units of the security of the Issuer represented in any Pledge Supplement;

                  (ii) there are no (A) outstanding options or other rights of any kind, whether contingent or otherwise, of any other Person to purchase or acquire any Posted Securities or any right, title or interest therein, (B) obligations, whether contingent or otherwise, to sell, transfer, pledge or otherwise dispose of any Posted Securities or any right, title or interest therein (except as provided in this Agreement and the other Collateral Documents), (C) shareholder agreements, voting trust agreements, participation agreements or any similar agreements outstanding with respect to any Posted Securities or any right, title or interest therein and no Person (other than the Grantor and the Collateral Agent as provided in this Agreement and the other Collateral Documents) has any right, title or interest in, to or under any Posted Securities, whether direct or indirect, and (D) there are no restrictions or limitations, whether contractual, by law or otherwise, which would affect the pledge and grant of a security interest in any Collateral, the perfection of any such pledge or security interest or the ability of the Collateral Agent to sell, foreclose or otherwise realize upon any of the Collateral other than those imposed by applicable securities laws of the jurisdiction of the Issuer's organization which have been previously disclosed in writing to the Collateral Agent and each of the Facility Agents;

                  (iii) no consent of any Person is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in the Collateral or, with respect to any Posted Securities, the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

                  (iv) the chief executive office of the Grantor is, and has been for the four (4) month period preceding the date hereof, the location set forth on Schedule C hereto;

                  (v) the full legal name of the Grantor is as set forth in the preamble to this Agreement and it has not in the last five (5) years done and does not do business under any other name (including any trade-name or fictitious business name) except for such names set forth on Schedule C attached hereto;

                  (vi) the Grantor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by itself or another Person covering the Posted Securities other than any such security agreement that has been terminated in writing by the parties thereto and all registrations, filings and other actions to maintain or perfect an interest therein have been terminated;

                  (vii) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable to create, perfect or insure the first priority of the security interest in all Collateral granted to the Collateral Agent hereunder or for the exercise by the Collateral Agent of the voting or other rights, remedies or powers provided for in this Agreement or the exercise of remedies in respect of any Collateral have been made or obtained including, without limitation, any filings, notices, negotiations or recordings necessary under the laws under which each Issuer is organized;

                  (viii) no effective UCC financing statement, mortgage, charge or other instrument similar in effect under any applicable law covering all or any part of the Posted Securities or, solely as of the date hereof, the Shares listed on Schedule A hereto, is on file in any filing or recording office (other than any naming the Collateral Agent as Collateral Agent) in any jurisdiction;

                  (ix) The Grantor has taken all actions necessary or desirable to: (a) establish the Collateral Agent's "control" (within the meaning of Section 9-115 of the UCC) over any portion of the Posted Securities held in the Collateral Securities Account; and (b) establish the Collateral Agent's sole dominion and control over the Cash Collateral Accounts.

                  (b) COVENANTS AND AGREEMENTS. The Grantor hereby covenants and agrees that:

                  (i) without the prior written consent of the Collateral Agent, it shall not vote or take any other action to: (A) amend or terminate the Organizational Documents of any Issuer in any way that materially changes the rights of the Grantor with respect to the Posted Securities or adversely affects (x) the validity, perfection or priority of the Collateral Agent's security interest in the Collateral or (y) the rights, remedies or powers of the Collateral Agent with respect thereto, including, without limitation, the ability to sell or foreclose on any Collateral or to otherwise realize upon any of the Collateral, (B) to the extent it is able, permit any Issuer to issue any additional shares or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any shares or other equity interest of any nature of such Issuer, (C) to the extent it is able, permit any Issuer to dispose of all or a material portion of its assets, (D) waive any default under or breach of any terms of the Organization Documents relating to any Issuer, or (E) cause any Issuer to elect or otherwise take any action in respect of any Posted Securities, the effect of which would be to adversely affect (x) the validity, perfection or priority of any security interest (or the ability to create a valid, first priority perfected security interest in favor of the Collateral Agent) of the Collateral Agent in any Collateral or (y) the ability to sell or foreclose on any Collateral or to otherwise realize upon any of the Collateral;

                  (ii) the Grantor shall cause all distributions, dividends or interest in respect of any Collateral, (A) to the extent not already provided for or required, to be Transferred to the Collateral Agent or a Collateral Account and (B) to be subject to a valid, first priority security interest in favor of the Collateral Agent and pending any such action, such Grantor shall hold all such distributions, interest, securities or other property that it receives (or which is otherwise received for its benefit) in trust for the benefit of the Collateral Agent and shall be segregated from all other property of such Grantor notwithstanding the foregoing, so long as no SPA Event of Default shall have occurred and be continuing, the Grantor shall retain all ordinary dividends paid in the normal course of the business of the Issuer;

                  (iii) it shall comply with all of its obligations under the Organizational Documents relating to the Posted Securities and shall enforce all of its rights with respect to the Posted Securities;

                  (iv) without the prior written consent of the Collateral Agent, it shall not vote any Posted Securities to permit any Issuer to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company;

                  (v)  the  Grantor  consents  to the  transfer  of  the  Posted
         Securities to the Collateral Agent following an SPA Event of Default and shall cause each Issuer to take such actions as are necessary to permit the substitution of the Collateral Agent as a shareholder of such Issuer with all the rights and powers related thereto;

                  (vi) except for the security interest created by this Agreement, it shall not create or suffer to exist any lien, claim or encumbrance upon, or with respect to any of, Posted Securities and shall defend the Posted Securities against all Persons at any time claiming any interest therein;

                  (vii) it shall not use or permit any Posted Securities to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Posted Securities;

                  (viii) it shall not change its name, identity, corporate structure, chief place of business, chief executive office or situs or establish any trade names unless it shall have first (A) notified the Collateral Agent and each Agent in writing, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, chief place of business, chief executive office, situs or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

                  (ix) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, any and all Collateral, except to the extent the validity thereof is being contested in good faith and appropriate reserves with respect thereto are being maintained; provided, the Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against the Grantor or any of the Posted Securities as a result of the failure to make such payment;

                  (x) upon the Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may materially and adversely affect the ability of the Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Posted Securities or any portion thereof;

                  (xi) it shall not take or permit any action which could impair the Collateral Agent's rights in the Collateral; and

                  (xii) it shall not sell, transfer or assign or grant any option with respect to (by operation of law or otherwise) any Posted Securities, except as expressly permitted herein.

                  (c) VOTING AND DISTRIBUTIONS.

                  (i) So long as no SPA Event of Default shall have occurred and be continuing:

                           (A) the Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Posted Securities for any purpose not inconsistent with the terms of this Agreement and the other Note Documents; provided, the Grantor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Posted Securities; and

                           (B) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to the Grantor all proxies, and other instruments as the Grantor may from time to time reasonably request for the purpose of enabling the Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above;

                  (ii) Upon the occurrence and during the continuation of an SPA Event of Default:

                           (A) all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights as directed by the Required Holders; and

                           (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request.

SECTION 5.        FURTHER ASSURANCES.

                  SECTION 5.1 FURTHER ASSURANCES.

                  (a) The Grantor agrees that from time to time, at the expense of the Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Posted Securities. Without limiting the generality of the foregoing, the Grantor shall:

                  (i) execute and file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

                  (ii) at the Collateral Agent's request, appear in and defend any action or proceeding that may affect the Grantor's title to or the Collateral Agent's security interest in all or any part of the Posted Securities.

                  (b) In addition, to the extent permitted by applicable law, the Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor. The Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by the Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. The Grantor shall furnish to the Collateral Agent from time to time statements further identifying and describing the Posted Securities and such other reports in connection with the Posted Securities as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) The Grantor hereby authorizes the Collateral Agent to file a record or records (as defined in Revised Article 9), including, without limitation, financing statements, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Posted
Securities in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Posted Securities granted to the Collateral Agent herein.

SECTION 6.        REMEDIES.

                  If any SPA Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights, powers and remedies provided for herein and in the Collateral Documents or otherwise available to it at law or in equity, all the rights, powers and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral); provided, however, that upon such exercise of powers and remedies in respect of the Collateral, the proceeds of such exercise shall be applied (net of costs related to such exercise) against the Grantor's obligation under the Capital Contribution Documents and the payments shall be made to the parties entitled thereto under such Capital Contribution Document.

SECTION 7.        CONTINUING SECURITY INTEREST.

                  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of (x) the payment in full of all Secured Obligations and (y) the Minimum Amount being equal to zero (the "SCHEDULED TERMINATION DATE"), (b) be binding upon the Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon the Scheduled Termination Date the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to the Grantor. Upon any such termination the Collateral Agent shall, at the Grantor's expense, execute and deliver to the Grantor such documents as such Grantor shall reasonably request to evidence such termination.

SECTION 8.        INDEMNITY AND EXPENSES.

                  (a) The Grantor agrees to indemnify, defend and save and hold harmless the Collateral Agent and its respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of outside counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (b) The Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its outside counsel that the Collateral Agent may incur in connection with (i) the custody, or preservation, or the sale of, collection from or other realization upon, any of the Collateral of the Grantor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iii) the failure by the Grantor to perform or observe any of the provisions hereof.

                  (c) For the avoidance of doubt, the indemnities set forth in this Section are in addition to any indemnities in favor of the Collateral Agent as are set forth in the other Note Documents, including, without limitation,
Section 2.5 of the Collateral Agency and Intercreditor Agreement and Section 8.2 of the Common Terms Agreement.

SECTION 9.        THE COLLATERAL AGENT.

                  SECTION 9.1 POWER OF ATTORNEY. The Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as the Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of the Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

                  (a) upon the occurrence and during the continuance of any SPA Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) upon the occurrence and during the continuance of any SPA Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                  (c) upon the occurrence and during the continuance of any SPA Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the realization or collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

                  (d) to prepare, sign and file any UCC financing statements in the name of the Grantor as debtor;

                  (e) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or liens levied or placed upon or threatened against the Posted Securities, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of the Grantor to the Collateral Agent, due and payable immediately without demand; and

                  (f) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Posted Securities as fully and completely as though the Collateral

Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the CCA Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

                  SECTION 9.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Posted Securities and shall not impose any duty upon the Collateral Agent or any Collateral Agent to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Notwithstanding anything to the contrary in this Agreement, with respect to any matter that requires the approval and consent of the Collateral Agent, the Collateral Agent shall not be required to give such approval or consent without having received the prior directions or instruction of the Secured Parties.

                  SECTION 9.3 COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. For the avoidance of doubt, the provisions of the Collateral Agency and Intercreditor Agreement are hereby incorporated by reference, including, without limitation, Article II and Section 4.6 thereof (except as expressly provided hereunder).

SECTION 10.       MISCELLANEOUS.

                  SECTION 10.1 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

                  SECTION 10.2 SUBMISSION TO JURISDICTION, WAIVERS. The Grantor, severally hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) represents that it has appointed and agrees that at all times it will have an agent for service of process (the "Process Agent") located in New York, New York;

                  (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to CT Corporation System, 111 8th Avenue, New York, New York 10011, or at such other address as may be provided from time to time by notice to the parties hereto; and

                  (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  SECTION 10.3 HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  SECTION 10.4 AMENDMENTS. Except as expressly provided by Sections 3.2 and 3.5 hereto, none of the terms or provisions of this Agreement, including, without limitation, the schedules, exhibits or any other attachments hereto, (may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each of the parties hereto and, with respect to the Collateral Agent, in accordance with the Collateral Agency and Intercreditor Agreement.

                  SECTION 10.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, the Grantor and their respective successors and assigns. The Grantor shall not, without the prior written consent of the Collateral Agent, acting upon the directions of the Required Holders, assign any right, duty or obligation hereunder.

                  SECTION 10.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  SECTION 10.7 NOTICES. Any notice required or permitted to be given under this Agreement to be effective shall be in writing (including by facsimile transmission) and shall be addressed as follows in the case of the Grantor and the Collateral Agent or to such other address as may be hereafter notified by the respective parties hereto:

The Grantor:                        Magnum Telecom Limited
                                    c/o Rothschild Corporate
                                    Fiduciary Services Limited
                                    P.O. Box 472, St. Peter's House, Le Bordage,
                                    St. Peter's Port, Guernsey C.I. GY1 6AX
                                    Contact Person: Mr. Vince Aylward
                                    Tel: +44 1481 707888
                                    Fax: +44 1481 712686

                                    Copy to:

                                    Contact Person: Mr. Ady Marom
                                    Tel: +972-3-6967282
                                    Fax: +972-3-6957969

Collateral Agent:                   The Chase Manhattan Bank
                                    450 West 33 rd Street
                                    New York, NY 10001
                                    Attn: International & Project Finance Team
                                    Ref: Global Village Telecom Ltda.
                                    Fax: 212 946-8177/8178

                  SECTION 10.8 SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10.9 CUMULATIVE REMEDIES; FAILURE OR DELAY. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under the Common Terms Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the Common Terms Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 10.10 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid a violation of this Agreement if such action is taken or condition exists.

                  SECTION 10.11 ENTIRE AGREEMENT. This Agreement and the Capital Contribution Agreement embody the entire agreement and understanding between the Grantor and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Capital Contribution Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                  SECTION 10.12 WAIVER OF TRIAL BY JURY. THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

                  SECTION 10.13 JUDGMENT CURRENCY. (a) The Grantor's obligations hereunder and under the other Capital Contribution Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Dollars, except to the extent that such tender or recovery results in the effective receipt by the Collateral Agent or any Secured Party of the full amount of the Dollars expressed to be payable to the Collateral Agent or such Secured Party under this Agreement or the other Capital Contribution Documents. If, for the purpose of obtaining or enforcing judgment against the Grantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Dollars (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in the Dollars, the conversion shall be made at the Euro Equivalent, and, in the case of other currencies, the rate of exchange (as quoted by the Collateral Agent or if the Collateral Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Collateral Agent determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Grantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   MAGNUM TELECOM LIMITED, as Grantor


                                   By:
                                      ------------------------------------------
                                      Name:
                                     Title:


                                   THE CHASE MANHATTAN BANK,
                                   as the Collateral Agent

                                   By:
                                      ------------------------------------------
                                      Name:
                                     Title: